Exhibit 10.33

AMENDMENT TO NEW DISTRIBUTION AGREEMENT

This Amendment to the New Distribution Agreement dated October 1, 2004 is made this December 7, 2005 and effective as of January 1, 2006, between First Horizon Pharmaceutical Cayman Limited (“FIRST HORIZON CAYMAN”), First Horizon Pharmaceutical Corporation (“FIRST HORIZON USA”) and Bayer Healthcare Aktiengesellschaft (“BAYER”).

In consideration of the mutual promises of the parties, it is agreed as follows:

1.                                       Section 9.2.1 of the New Distribution Agreement shall be replaced in its entirety with the following provision:

9.2.1                     Should the NET SALES during any 12-month period within the term of the AGREEMENT surpass US$ $##########, FIRST HORIZON CAYMAN shall pay a success fee of US$ ######### (############) to BAYER.  Should the NET SALES during any 12-month period within the term of the AGREEMENT surpass US$ $##########, FIRST HORIZON CAYMAN shall pay an additional success fee of US$ ######### (############) to BAYER.  Each calendar month FIRST HORIZON CAYMAN shall provide BAYER with a monthly report of NET SALES within forty-five (45) days following each calendar month.  Such report shall also cover the NET SALES of the past 12 month period to verify whether the payment stipulated according to this Article 9.2.1 is due.  Such payment shall be due within fifteen (15) days following the receipt of the first monthly report of NET SALES of the past twelve months above US$ ##########.  For purposes of this amendment, FIRST HORIZON CAYMAN’S milestone payment in the amount of US$######### shall be due and payable to BAYER on or before January 15, 2006.  This Section 9.2.1 shall become effective on January 1, 2006.

2.                                       Section 18.1 of the New Distribution Agreement shall be amended as follows:

18.1                        This AGREEMENT, with the exception of Section 9.1.1, shall come into effect and full force on the EFFECTIVE DATE for a term of seven (7) years.  Thereafter, the AGREEMENT will be automatically extended for consecutive two (2) year periods unless terminated by FIRST HORIZON CAYMAN giving twelve (12) months prior written notice expiring at the end of the of the initial period or any subsequent two (2) year period.  Prior to the commencement of any two (2) year period, the PARTIES may renegotiate the commercial terms of this AGREEMENT according to the then prevailing situation, provided that neither PARTY is obligated to engage in such renegotiation.  Section 9.1.1 shall come into

* Redacted text has been omitted and filed separately pursuant to a request for confidential treatment effect and full force on the EFFECTIVE DATE for a term which shall continue until June 30, 2008.

3.                                       Article 20, a new provision in the New Distribution Agreement, shall read as follows:

Article 20

EXCHANGE RATE

20.1                        The Exchange Rate for the initial transaction after April 1, 2005 between the parties shall be US$ 1.3 to EURO 1.0 (“BASELINE EXCHANGE RATE”).

20.2                        If the average monthly (calendar month) exchange rate published by the European Central Bank (i) is greater or less than US$ 1.3 to EURO 1.0 by at least 10% (“ADJUSTED EXCHANGE RATE”), then the parties agree to share equally in connection with the transfer price any amounts paid as a result of the ADJUSTED EXCHANGE RATE.  For each subsequent transaction between the parties, the BASELINE EXCHANGE RATE shall be based on the previous ADJUSTED EXCHANGE RATE.

a.                                       For example, if FIRST HORIZON IRELAND purchases from BAYER and the average monthly exchange rate published by the European Central Bank is US$ 1.40 to EURO 1.0, then there would be no alteration of the transfer price.

b.                                      For example, if FIRST HORIZON IRELAND purchases from BAYER and the average monthly exchange rate published by the European Central Bank is US$ 1.50 to EURO 1.0 then the new exchange rate will be US$ 1.40 to EURO 1.0 resulting in a transfer price of EURO 0.1439 [(EURO 0.155 ÷ 1.4) x 1.3].  For future transactions, the new BASELINE EXCHANGE RATE WILL BE US$ 1.50 to EURO 1.0.

Except as expressly modified herein, the New Distribution Agreement shall remain in full force and effect.

In witness whereof, the parties have caused this instrument to be executed by their duly authorized representatives.

* Redacted text has been omitted and filed separately pursuant to a request for confidential treatment

BAYER

By:	/s/ Joachim Neipp
Title:	VP Finance

Date:	8 December, 2005

FIRST HORIZON CAYMAN

By:	/s/ Leslie B. Zacks
Title	Director

Date:	7 December, 2005

* Redacted text has been omitted and filed separately pursuant to a request for confidential treatment

FIRST HORIZON USA

By:	/s/ Patrick Fourteau
Title President, CEO

* Redacted text has been omitted and filed separately pursuant to a request for confidential treatment